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                                                                    Exhibit 12.1

Innova, S. de R.L. de C.V.
Ratio of earnings to fixed charges


                                                                Millions of Mexican Pesos in purchasing power as of:
                                                        ----------------------------------------------------------------------------
                                                                              December 31, 2002                  June 30, 2003
                                                        ----------------------------------------------------------------------------
MEXICAN GAAP:                                                1998       1999      2000       2001       2002  Jan-Jun'02  Jan-Jun'03
                                                             ----       ----      ----       ----       ----  ----------  ----------
Consolidated income (loss) from continuing operations
before provisions for income tax and employees' profit
sharing                                                 (2,281.7)  (1,000.6)  (1,858.5)    (363.2)  (1,693.3)  (1,070.1)    (234.0)

   plus: amortization of capitalized interest and fixed
   charges                                                 719.5      711.4      757.5      922.5    1,002.4      488.0      531.1
   less: capitalized interest costs                         --         --         --         --       --           --         --
                                                        ----------------------------------------------------------------------------
Net Earnings                                            (1,562.2)    (289.2)  (1,101.0)     559.3     (690.9)    (582.1)     297.1
------------------------------------------------------------------------------------------------------------------------------------

Interest expense (expensed or capitalized)                 703.2      695.9      742.6      903.9      983.1      478.0      522.3

   plus: amortization of debt expense and discount
   related to indebtedness                                  13.5       12.0       11.0       10.5       10.0        5.2        5.0
   plus: estimated interest portion of rent expenses
   (estimated to be 1/3 of rents)                            2.9        3.4        3.9        8.1        9.4        4.8        3.8
                                                        ----------------------------------------------------------------------------
Fixed Charges                                              719.5      711.4      757.5      922.5    1,002.4      488.0      531.1
                                                        ----------------------------------------------------------------------------
RATIO OF EARNINGS TO FIXED CHARGES                          -2.2x      -0.4x      -1.5x       0.6x      -0.7x      -1.2x       0.6x
------------------------------------------------------------------------------------------------------------------------------------
Earnings were insufficient to cover fixed charges by:    2,281.7    1,000.6    1,858.5       --      1,693.3    1,070.1       --






Innova, S. de R.L. de C.V.
Ratio of earnings to fixed charges


                                                                Millions of Mexican Pesos in purchasing power as of:
                                                        ----------------------------------------------------------------------------
                                                                              December 31, 2002                  June 30, 2003
                                                        ----------------------------------------------------------------------------
US GAAP:                                                     1998       1999      2000       2001       2002  Jan-Jun'02  Jan-Jun'03
                                                             ----       ----      ----       ----       ----  ----------  ----------
Consolidated income (loss) from continuing operations
before provisions for income tax and employees' profit
sharing                                                 (3,797.3)    (853.7)  (1,408.3)    (884.4)  (1,724.3)  (1,105.7)    (229.9)

   plus: amortization of capitalized interest and fixed
   charges                                                 842.9      724.1      756.3      920.6    1,002.4      488.0      531.1
   less: capitalized interest costs                         --         --         --         --       --           --         --
                                                        ----------------------------------------------------------------------------
Net Earnings                                            (2,954.4)    (129.5)    (652.0)      36.2     (721.8)    (617.7)     301.2
------------------------------------------------------------------------------------------------------------------------------------

Interest expense (expensed or capitalized)                 826.6      708.7      741.4      902.0      983.1      478.0      522.3

   plus: amortization of debt expense and discount
   related to indebtedness                                  13.5       12.0       11.0       10.5       10.0        5.2        5.0
   plus: estimated interest portion of rent expenses
   (estimated to be 1/3 of rents)                            2.9        3.4        3.9        8.1        9.4        4.8        3.8
                                                        ----------------------------------------------------------------------------
Fixed Charges                                              842.9      724.1      756.3      920.6    1,002.4      488.0      531.1
------------------------------------------------------------------------------------------------------------------------------------

                                                        ----------------------------------------------------------------------------
RATIO OF EARNINGS TO FIXED CHARGES                          -3.5x      -0.2x      -0.9x       0.0x      -0.7x      -1.3x       0.6x
------------------------------------------------------------------------------------------------------------------------------------

Earnings were insufficient to cover fixed charges by:    3,797.3      853.7    1,408.3       --      1,724.3    1,105.7       --